UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 28, 2006

FENTURA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	48430-0725 (Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[     ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[     ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01    Other Events

On February 23, 2006, the Board of Directors of Fentura Financial, Inc., a Michigan corporation (the “Corporation”), resolved to officially close the Corporation’s offering of shares of common stock for sale to Michigan residents, effective immediately. The Corporation conducted the offering in 2005 and sold a total of 23,019 shares of stock on September 30, 2005 (as disclosed in a Current Report filed on Form 8-K on October 6, 2005).

A primary purpose of the offering was to increase local stock ownership by residents in West Michigan in light of the Corporation’s expansion into West Michigan with its 2004 purchase of West Michigan Community Bank. The Board resolved to close the offering in light of its conclusion that this purpose had been accomplished and that the offering had resulted in a broader stock base for the Corporation in the primary market areas of the Corporation’s three subsidiary banks.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 28, 2006	FENTURA FINANCIAL, INC. (Registrant) By: /s/ Donald L. Grill Donald L. Grill President and Chief Executive Officer

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